Keyhan Company
7700 Irvine Center Drive, Suite 800
Irvine, California 92618
(949) 261-9111


June 7, 2000


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  World Shopping Network, Inc. - Form S-8 POS

Dear Sir/Madame:

As certified public accountants, we hereby consent to the incorporation by reference in this Form S-8 POS Registration
Statement of our report dated December 28, 1999 in World Shopping
Network, Inc.'s Form 10-K for the fiscal year ended July 31,
1999, and to all references to our firm included in this Registration Statement.

Sincerely,


/s/  Keyhan Company
Keyhan Company